Exhibit 99.1

Media Contact:

McCall Butler

Office: 917-209-5792

E-mail: mb8191@att.com

AT&T INC. ANNOUNCES OFFERS TO EXCHANGE SEVENTEEN

SERIES OF NOTES FOR NEW NOTES DUE 2042 AND 2045 AND

CASH, AS APPLICABLE

Dallas, Tex., November 15, 2012 – AT&T Inc. (NYSE: T; and “AT&T”) today announced the commencement of private offers to (i) exchange (the “Pool 1 Offer”) the three series of notes described in the table below (the “Pool 1 Notes”) for a new series of AT&T’s senior notes to be due in 2042 (the “New 2042 Notes”) and cash;

Title of Security	Issuer	Consideration Exchanged For
7.12% Debentures due 2097	BellSouth Corporation(1)	New 2042 Notes and cash
7.0% Notes due 2095	BellSouth Telecommunications, LLC(2)	New 2042 Notes and cash
6.65% Zero-to-Full Debentures due 2095	BellSouth Telecommunications, LLC(2)	New 2042 Notes and cash
(1)	The 7.12% Debentures due 2097 were originally issued by BellSouth Capital Funding Corporation, which subsequently merged with and into BellSouth Corporation.
(2)	BellSouth Telecommunications, LLC was formerly known as BellSouth Telecommunications, Inc.

(ii) exchange (the “Pool 2 Offer”) the four series of notes described in the table below (the “Pool 2 Notes”) for a new series of AT&T’s senior notes to be due in 2045 (the “New 2045 Notes” and, together with the New 2042 Notes, the “New Notes”) and cash;

Title of Security	Issuer	Consideration Exchanged For
7.875% Notes, due 2030	BellSouth Corporation(1)	New 2045 Notes and cash
6.875% Notes, due 2031	BellSouth Corporation	New 2045 Notes and cash
6.550% Notes, due 2034	BellSouth Corporation	New 2045 Notes and cash
6.00% Notes, due 2034	BellSouth Corporation	New 2045 Notes and cash
(1)	The 7.875% Notes were original issued by BellSouth Capital Funding Corporation, which subsequently merged with and into BellSouth Corporation.

and (iii) exchange (the “Pool 3 Offer”, and together with the Pool 1 Offer and the Pool 2 Offer, the “Exchange Offers”) the ten series of notes described in the table below (the “Pool 3 Notes”, and together with the Pool 1 Notes and the Pool 2 Notes, the “Old Notes”) for New Notes identified in the chart below and, as applicable, cash, as set forth in the table below. The aggregate principal amount of Pool 3 Notes that are accepted for exchange will be based on the order of acceptance priority for such series as set forth in the below table.

Title of Security	Issuer	Consideration Exchanged For	Acceptance Priority Level
6.450% Global Notes due 2034	AT&T Inc.	New 2045 Notes	1
6.150% Global Notes due 2034	AT&T Inc.	New 2045 Notes	2
8.00% Notes, due 2031	AT&T Corp.(1)	New 2042 Notes	3
8.750% Notes, due 2031	New Cingular Wireless Services, Inc.(2)	New 2042 Notes	4
7.125% Senior Notes, due 2031	AT&T Mobility LLC(3)	New 2042 Notes	5
6.800% Notes, due 2036	AT&T Inc.	New 2045 Notes and cash	6
6.40% Global Notes due 2038	AT&T Inc.	New 2045 Notes and cash	7
6.500% Global Notes due 2037	AT&T Inc.	New 2042 Notes and cash	8
6.30% Global Notes due 2038	AT&T Inc.	New 2042 Notes and cash	9
6.550% Global Notes due 2039	AT&T Inc.	New 2045 Notes and cash	10
(1)	The 8.00% Notes due 2031 were issued by AT&T Corp. and are fully, unconditionally and irrevocably guaranteed by AT&T.
(2)	New Cingular Wireless Services, Inc. was formerly known as AT&T Wireless Services, Inc.
(3)	AT&T Mobility LLC was formerly known as Cingular Wireless LLC.

In addition, holders whose Old Notes are accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the date on which such Old Notes are exchanged.

The Exchange Offers are being conducted upon the terms and subject to the conditions set forth in an offering memorandum, dated November 15, 2012, and the related letter of transmittal. The maximum aggregate principal amount of New 2042 Notes that will be issued is $3,500,000,000, the maximum aggregate principal amount of New 2045 Notes that will be issued is $3,500,000,000 but the combined maximum aggregate amount of New Notes that will be issued is $4,000,000,000. In addition, the maximum aggregate principal amount of Pool 1 Notes that will be accepted for tender is $400,000,000 and the maximum aggregate principal amount of Pool 2 Notes that will be accepted for tender is $800,000,000. The Pool 1 Offer and the Pool 2 Offer will each be conducted pursuant to a modified “Dutch auction” process.

The Exchange Offers are only made, and copies of the offering documents will only be made available, to a holder of the Old Notes who has certified its status as either (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

Each Exchange Offer is subject to certain conditions, including the condition that a minimum $500,000,000 in aggregate principal amount of the New 2042 Notes are issued and that a minimum $500,000,000 in aggregate principal amount of New 2045 Notes are issued in one or more Exchange Offers.

Eligible Holders of Old Notes who validly tender their Old Notes at or before 5:00 p.m. New York City time on November 29, 2012 and whose Old Notes are accepted for exchange, subject to any extension by AT&T, will also receive an early participation payment.

The Exchange Offers will expire at 11:59 p.m., New York City time, on December 13, 2012, unless extended or earlier terminated by AT&T. Tenders of Old Notes submitted in the Exchange Offers prior to 5:00 p.m. New York City time on November 29, 2012, subject to any extension by AT&T (the “Withdrawal Deadline”), may be validly withdrawn at any time prior to the Withdrawal Deadline, but such tenders will be irrevocable thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in the Exchange Offers after the Withdrawal Deadline will be irrevocable except in the limited circumstances where additional withdrawal rights are required by law.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offers will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of Old Notes who desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 488-8095 (toll-free), (212) 269-5550 (collect) or by e-mail at ATT@dfking.com.

FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and in the offering memorandum related to the Exchange Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

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